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                                                                   EXHIBIT 23.F

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Amendment No. 2 to the Form S-4 (File No. 333-10911) of our report dated March 15, 1996, on our audits of the financial statements and financial statement schedule of El Paso Natural Gas Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, included in its Annual Report on Form 10-K and to all references to our Firm included in this registration statement. We also consent to the reference to our firm under the caption "Experts".

                                          Coopers & Lybrand L.L.P.

El Paso, Texas

November 1, 1996